UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2026

BULLFROG AI HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-41600	84-4786155
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Ellington Blvd, Unit 317
Gaithersburg, MD 20878
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (240) 658-6710

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	BFRG	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Tradeable Warrants	BFRGW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on August 21, 2025, BullFrog AI Holdings, Inc. (the “Company”) received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”). The Company submitted a plan to regain compliance with the Stockholders’ Equity Requirement (the “Plan”) to Nasdaq on September 30, 2025. In response to the Company’s Plan, on October 7, 2025, the Company received a letter (the “Extension Letter”) from Nasdaq informing the Company that, based on the Plan, Nasdaq had granted the Company’s request for an extension until February 17, 2026, to comply with the Stockholders’ Equity Requirement.

On February 19, 2026, the Company received a further notice from Nasdaq (the “February Letter”) notifying the Company that Nasdaq determined that the Company had not met the terms of the extension. Accordingly, the Company’s securities are subject to delisting unless the Company timely requests a hearing before an independent Nasdaq Hearings Panel (the “Panel”).

The Company intends to timely submit a request for a hearing before the Panel. The hearing request will automatically stay any suspension or delisting action pending the hearing and the expiration of any extension period granted by the Panel following the hearing. At the hearing, the Company plans to present additional details of the Company’s Plan and provide an update on its efforts to regain compliance. The Company will also request additional time to complete the steps of its Plan and regain compliance with all applicable Nasdaq Listing Rules.

There can be no assurance that the Panel will grant the Company’s request for additional time to regain compliance with Nasdaq listing rules or that, if the Panel does grant the Company’s request, the Company will be able to regain compliance with the applicable Nasdaq listing requirements. If the Company’s common stock and warrants are delisted, it would be more difficult to buy or sell the Company’s common stock and warrants or to obtain accurate quotations, and the price of the Company’s common stock and warrants could suffer a material decline. Delisting could also impair the Company’s ability to raise capital.

Cautionary Note regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to qualify for the safe harbor from liability established thereunder. Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and that may cause results to differ materially from expectations. Examples of forward-looking statements include, among others, statements regarding the outcome of any hearing before the Nasdaq Panel and the Company’s ability to regain compliance with Nasdaq listing rules. The forward-looking statements made in this report speak only as of the date of this report, and the Company assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being furnished herein:

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2026	BullFrog AI Holdings, Inc.

	By:	/s/ Vininder Singh
	Name:	Vininder Singh
	Title:	Chief Executive Officer